                                  SCHEDULE 14A

                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement    [ ] Confidential, for use of the Commission
[X] Definitive proxy materials         only (as permitted by Rule 14a-6(3)(2))
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                       PAREXEL INTERNATIONAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of filing fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
        (Set forth the amount on which the filing fee is calculated and state how it was determined):
    (4) Proposed maximum aggregate value of transaction:
    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:

                                 [PAREXEL LOGO]
       ------------------------------------------------------------------
                 195 West Street, Waltham, Massachusetts 02451
                            Telephone: 781-487-9900
                               Fax: 781-487-0525

                                                                 October 5, 1998

Dear Stockholder:

     You are cordially invited to attend the annual meeting of stockholders of PAREXEL International Corporation (the "Company") to be held at 3:00 p.m., Boston time, on Thursday, November 12, 1998, at the Museum of Our National Heritage located at 33 Marrett Road, Lexington, Massachusetts 02421.

     At this meeting, you will be asked to:

          (i) elect two Class III directors for three-year terms; and

          (ii) ratify the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending June 30, 1999.

     The Board of Directors unanimously recommends that you vote FOR each of these proposals.

     Details regarding each of the matters to be acted upon at this meeting appear in the accompanying Proxy Statement. Please give this material your careful attention.

     Whether or not you plan to attend the meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed postage prepaid envelope. It is important that your shares be voted whether or not you attend the meeting in person. If you attend the meeting, you may vote in person even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

                                            Very truly yours,

                                            /s/ Josef H. von Rickenbach
                                            ----------------------------------
                                            Josef H. von Rickenbach
                                            President, Chief Executive Officer
                                            and Chairman

                                 [PAREXEL LOGO]
       ------------------------------------------------------------------
                 195 West Street, Waltham, Massachusetts 02451
                            Telephone: 617-487-9900
                               Fax: 617-487-0525

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                        To Be Held On November 12, 1998

To the Stockholders of PAREXEL International Corporation:

     Notice is hereby given that the annual meeting of stockholders of PAREXEL International Corporation, a Massachusetts corporation (the "Company"), will be held at 3:00 p.m., Boston time, on Thursday, November 12, 1998, at the Museum of Our National Heritage located at 33 Marrett Road, Lexington, Massachusetts 02421, to consider and vote upon the following proposals:

          1. To elect two Class III directors to the Company's Board of Directors, each to serve for a term of three years and until his successor is elected and qualified or until his earlier resignation or removal.

          2. To ratify the selection of PricewaterhouseCoopers LLP, independent accountants, as auditors for the fiscal year ending June 30, 1999.

          3. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

     Only stockholders of record at the close of business on September 18, 1998 are entitled to notice of and to vote at the meeting. All stockholders are cordially invited to attend the meeting in person. TO ENSURE YOUR REPRESENTATION AT THE MEETING, HOWEVER, YOU ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the annual meeting. Any Stockholder attending the annual meeting may vote in person even if he or she has returned a proxy.

                                          By Order of the Board of Directors,

                                          /s/ William T. Sobo, Jr.
                                          -------------------------------------
                                          William T. Sobo, Jr.
                                          Senior Vice President, Chief Financial
                                          Officer, Treasurer and Clerk

Waltham, Massachusetts
October 5, 1998

                                 [PAREXEL LOGO]
                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                                October 5, 1998

     This Proxy Statement is being furnished to holders of common stock, par value $.01 per share ("Common Stock"), of PAREXEL International Corporation, a Massachusetts corporation ("PAREXEL" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at the annual meeting of the Company's stockholders to be held at 3:00 p.m., Boston time, on Thursday, November 12, 1998, and at any adjournments or postponements thereof (the "Meeting"), at the Museum of Our National Heritage located at 33 Marrett Road, Lexington, Massachusetts 02421. The Company's 1998 Annual Report, containing consolidated financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations for the fiscal year ended June 30, 1998, is being mailed contemporaneously with this Proxy Statement to all stockholders entitled to vote at the Meeting. This Proxy Statement and the form of proxy were first mailed to stockholders on or about October 5, 1998.

     The purpose of the Meeting is:

          1. To elect two Class III directors to the Company's Board of Directors, each to serve for a term of three years and until his successor is elected and qualified or until his earlier resignation or removal.

          2. To ratify the selection of PricewaterhouseCoopers LLP, independent accountants, as auditors for the fiscal year ending June 30, 1999.

     The Board has fixed the close of business on September 18, 1998 as the record date (the "Record Date") for the determination of the Company's stockholders entitled to notice of, and to vote at, the Meeting. Accordingly, only holders of record of Common Stock as of the close of business on the Record Date will be entitled to notice of, and to vote at, the Meeting or an adjournment thereof. As of the Record Date, 24,744,175 shares of the Company's Common Stock were issued and outstanding. The holders of Common Stock are entitled to one vote per share on any proposal presented at the Meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the Meeting and vote in person. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (1) filing with the Clerk of the Company, before the taking of the vote at the Meeting, a written notice of revocation bearing a later date than the proxy, (2) duly executing a later dated proxy relating to the same shares and delivering it to the Clerk of the Company before the taking of the vote at the Meeting or (3) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to PAREXEL International Corporation, 195 West Street, Waltham, Massachusetts 02451, Attention: Clerk, at or before the taking of the vote at the Meeting.

     The persons named as attorneys in the proxy are officers of the Company. All properly executed proxies returned in time to be counted at the Meeting will be voted and, with respect to the election of the Board, will be voted as stated below under "Election of Director." Any stockholder submitting a proxy has the right to withhold authority to vote for the nominee to the Board by so marking the box provided on the proxy.

     In addition to the election of two Class III directors to three year terms, the stockholders will consider and vote upon a proposal to ratify the selection of auditors, all as further described in this Proxy Statement. All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting.

     The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to establish a quorum for the transaction of business at the Meeting. Votes withheld from the nominee, abstentions and broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum. A "non-vote" occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner. Directors are elected by a plurality of the votes cast by stockholders entitled to vote at the Meeting. All other matters being submitted to stockholders require the affirmative vote of a majority of shares present in person or represented by proxy at the Meeting. An automated system administered by the Company's transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter and, therefore, with respect to votes on specific proposals, will have the effect of negative votes. Broker "non-votes" are not so included.

     Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specification. The shares will be voted FOR the matter in question if no specification is made.

     The Board knows of no other matter to be presented at the Meeting. If any other matters are properly presented for consideration at the Meeting (or any adjournment or postponements thereof), the persons named in the enclosed form of proxy and voting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of September 18, 1998 (unless otherwise indicated) (i) by each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) by each current director of the Company, (iii) by each executive officer of the Company named in the Summary Compensation Table and (iv) by all current directors and executive officers of the Company as a group. Unless otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law.

                                                           SHARES BENEFICIALLY    PERCENTAGE OF SHARES
NAME OF BENEFICIAL OWNER                                        OWNED(1)          BENEFICIALLY OWNED(1)
------------------------                                   -------------------    ---------------------
Pilgrim Baxter & Associates(2)...........................       1,939,201                  7.8%
  1255 Drummers Lane, Suite 300
  Wayne, PA 19087
The Joseph Eagle 1989 Settlement Trust(3)................       1,607,666                  6.5%
  Portman House
  32 Hue Street
  St. Helier, Jersey JE1 4HH
Putnam Investments, Inc. and affiliates(4)...............       1,517,820                  6.1%
  One Post Office Square
  Boston, MA 02109
Josef H. von Rickenbach(5)...............................         169,008                    *
Werner M. Herrmann (6)...................................          79,586                    *
A. Dana Callow(7)........................................          75,914                    *
James A. Saalfield(8)....................................          51,964                    *
Patrick J. Fortune(9)....................................          18,332                    *
Serge Okun(10)...........................................          15,000                    *
A. Joseph Eagle..........................................               0                    *
William T. Sobo, Jr.(11).................................          33,442                    *
James M. Karis(12).......................................          23,357                    *
Taylor J. Crouch(13).....................................          17,534                    *
Barry R. Philpott(14)....................................           9,550                    *
All executive officers and directors as a group
  (12 persons)(15).......................................         513,087                  2.1%

---------------
   * Less than 1% of the outstanding Common Stock.

 (1) The number of shares of Common Stock deemed outstanding includes: (i) 24,744,175 shares of Common Stock outstanding as of September 18, 1998; and
     (ii) shares issuable pursuant to options held by the respective person or group which may be exercised within 60 days after September 18, 1998 ("presently exercisable" stock options), as set forth below.

 (2) Ownership is stated as of June 30, 1998, as reflected in a Schedule 13F filed by Pilgrim Baxter & Associates ("Pilgrim") with the Securities and Exchange Commission. Pilgrim is a registered investment adviser. Pilgrim has shared power to vote or direct the vote of such shares and has sole power to dispose or direct the disposition of such shares.

 (3) Ownership is stated as of March 10, 1998, as reflected in a Schedule 13D filed by The Joseph Eagle Settlement Trust ("Trust") with the Securities and Exchange Commission. The Trust has sole power to vote such shares and sole power to dispose of such shares. All voting and investment power with respect to any securities held by the Trust is vested in the trustees. The trustees of the Trust are Terence Le Sueur and Contra Nominees Limited. The sole shareholder of Contra Nominees Limited is LSI Holdings Limited. A. Joseph Eagle, a director of the Company, is not considered a beneficial owner of the Trust.

 (4) Ownership is stated as of June 30, 1998, as reflected in a Schedule 13F filed by Putnam Investments, Inc. ("Putnam") with the Securities and Exchange Commission. Putnam is a wholly owned subsidiary of Marsh & McLennan Companies, Inc. Shares beneficially owned by Putnam consist of securities beneficially owned by subsidiaries of Putnam which are registered investment advisors, which in turn include securities beneficially owned by clients of such investment advisors, which clients may include investment companies registered under the Investment Company Act and/or employee benefits plans, pension funds, endowment funds or other institutional clients. The subsidiaries, Putnam Investment Management, Inc., the investment adviser to the Putnam family of mutual funds, and the Putnam Advisory Company, Inc., the investment advisor to Putnam's institutional clients, have dispositary power over the shares as investment managers, but each of the mutual funds trustees have voting power over the shares held by each fund. The Putnam Advisory Company, Inc. has shared voting power over the shares held by the institutional clients. Putnam disclaims beneficial ownership of such shares.

 (5) Includes 79,000 shares of Common Stock issuable pursuant to presently exercisable stock options. Reflects transfer in November 1997 to the Josef
     H. von Rickenbach Childrens' Trust.

 (6) Includes 2,600 shares of Common Stock issuable pursuant to presently exercisable stock options. Includes 76,986 shares of Common Stock owned by Sawema Investments Ltd., a Caymans Island corporation and the sole shareholder of Sawema Trust, of which Dr. Herrmann is currently the sole beneficiary.

 (7) Includes 63,332 shares of Common Stock issuable pursuant to presently exercisable stock options.

 (8) Includes 38,332 shares of Common Stock issuable pursuant to presently exercisable stock options.

 (9) Consists of 18,332 shares of Common Stock issuable pursuant to presently exercisable stock options.

(10) Consists of 15,000 shares of Common Stock issuable pursuant to presently exercisable stock options.

(11) Includes 29,500 shares of Common Stock issuable pursuant to presently exercisable stock options.

(12) Includes 22,500 shares of Common Stock issuable pursuant to presently exercisable stock options.

(13) Includes 11,250 shares of Common Stock issuable pursuant to presently exercisable stock options.

(14) Includes 9,500 shares of Common Stock issuable pursuant to presently exercisable stock options.

(15) Includes 307,346 shares of Common Stock issuable pursuant to presently exercisable stock options.

                             ELECTION OF DIRECTORS

     In accordance with the Company's Restated Articles of Organization, the Company's Board is divided into three classes: the Class I, Class II and Class III directors. Each director is elected for a three-year term of office, with one class of directors being elected at each annual meeting of stockholders. The Class III directors' terms will expire at this Meeting. Each director holds office until his successor is elected and qualified or until his earlier death, resignation or removal. The nominees for Class III directors are Josef H. von Rickenbach and A. Dana Callow. The information below sets forth for each member of the Board, including the Class III nominees to be elected at the Meeting, such person's age, principal occupations during the past five years and certain other information.

     All shares of Common Stock that are entitled to vote and are represented at the Meeting by properly executed proxies received prior to or at the Meeting and not duly and timely revoked, will be voted at such Meeting in accordance with the instructions indicated in such proxies. Shares represented by all proxies received by the Board and not marked so as to withhold authority to vote for the nominees to the Board will be voted (unless a nominee is unable or unwilling to serve) FOR the election of the nominees named below. The election of the directors will be determined by a plurality of the votes cast at the Meeting. The Board knows of no reason why the nominees would be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of other persons.

Class III Directors: To be elected at the 1998 Annual Meeting of Stockholders

     JOSEF H. VON RICKENBACH, 43, co-founded PAREXEL in 1983 and has served as a director since then. Prior to his involvement with PAREXEL, he was European Area Manager with ERCO (now ENSECO), Inc., a diversified testing and technical consulting company. Mr. von Rickenbach has worked for Schering-Plough, Inc. and 3M (East), a division of Minnesota Mining and Manufacturing, Inc. Mr. von Rickenbach received an M.B.A. from the Harvard University Graduate School of Business Administration and has an undergraduate degree from the Lucerne College of Economics and Administration.

     A. DANA CALLOW, JR., 46, was elected a director of the Company in June 1986 and is a member of the Audit Committee, Compensation Committee and Stock Option Committee of the Board. Mr. Callow is the Managing General Partner of the general partner of Boston Millennia Partners Limited Partnership, a venture capital firm. He is also a general partner of Boston Capital Ventures International Limited Partnership, Boston Capital Ventures Limited Partnership, Boston Capital Ventures II Limited Partnership and Boston Capital Ventures III, Limited Partnership, each a venture capital partnership. Mr. Callow is a director of a number of companies, including ILEX Oncology, Inc., Professional Development, Inc., and Child Health Systems, Inc.

Class I Directors: Term expires at the 1999 Annual Meeting of Stockholders

     PATRICK J. FORTUNE, PH.D., 51, was elected a director of the Company in June 1996 and is a member of the Compensation Committee of the Board. Mr. Fortune is Vice President, Information Technology and Chief Information Officer of Monsanto Company. From 1994 to October 1995, Mr. Fortune was President and Chief Operating Officer, Chief Information Officer and a member of the Board of Directors of Coram

Healthcare Corporation. From 1991 to 1994, Mr. Fortune was Corporate Vice President, Information Management at Bristol-Myers Squibb. Prior to that, Mr. Fortune was Senior Vice President and General Manager of Packaging Corporation of America, a subsidiary of Tenneco and held several management positions with Baxter International, Inc., including Corporate Vice President, Vice President, Research and Development and Vice President, Information Services.

     PROF. DR. MED. WERNER M. HERRMANN, 57, is a Senior Vice President of PAREXEL and was elected a director of the Company in April 1991. Dr. Herrmann founded a Berlin-based provider of clinical and biostatistical and clinical data management services in 1982, which was acquired by PAREXEL and renamed PAREXEL GmbH Independent Pharmaceutical Research Organization. Prior to 1982, Dr. Herrmann was head of the Psychiatry and Neurology Branch, Department of Experimental and Clinical Pharmacology, Institute for Drugs, Federal Health Office, Berlin, Germany, from 1979 to 1982. Dr. Herrmann is a Full Professor at the Department of Psychiatry, Free University of Berlin.

Class II Directors: Term Expires at 2000 Annual Meeting of Stockholders

     JAMES A. SAALFIELD, 51, was initially elected a director of the Company in January 1993 and is a member of the Audit Committee and the Stock Option Committee of the Board. Mr. Saalfield is a retired general partner of Fleet Venture Partners I, II, III and IV and managing general partner of Dean's Hill L.P. and The Still River Fund and President of The Still River Management Company. Mr. Saalfield served as the senior vice president of Fleet Venture Resources, Inc. and senior vice president of Fleet Growth Resources, Inc. from 1985 to 1993. Mr. Saalfield is a director of a number of companies, including KVH Industries, Physiometrix Inc. and a number of private companies.

     SERGE OKUN, 52, was initially elected a director of the Company in November 1997. Mr. Okun is President and Chief Executive Officer of PST International and President of BMTS. Prior to his positions at PST International, Mr. Okun held several senior management positions including Corporate Executive Vice President and Corporate Senior Vice President at Dun & Bradstreet in addition to various senior management positions at IMS International and A.C. Nielson Company, two companies constituting Dun & Bradstreet's Marketing Information Services Division. At IMS International, Mr. Okun held several positions including President, Chief Executive Officer, Senior Vice President, President IMS America, President IMS France and General Manager IMS Canada. At A.C. Nielson Company, Mr. Okun was President and Chief Executive Officer. Mr. Okun is a director of ADIDAS AG and several privately held companies including MediMedia, BMTS and Fin'Objects.

     A. JOSEPH EAGLE, 51, was initially elected a director of the Company in March 1998. Mr. Eagle is President of the Company's Medical Marketing Services Division and Managing Director of PAREXEL MMS Europe Limited, formerly PPS Europe Limited, which was acquired by the Company in March 1998. Prior to 1985, Mr. Eagle served as Marketing Director of Ciba Geigy UK Ltd. and was a Vice President of both Pfizer Asia Management Centre and Pfizer Africa Middle East. Prior to his service at Pfizer, Mr. Eagle was a product manager at Wellcome International.

DIRECTORS' COMPENSATION

     Non-employee members of the Board receive $1,500 per day of in-person Board meetings (with no more than one $1,500 payment being made for any one day and no more than $7,500 per year for each director). Non-employee directors are also reimbursed for their reasonable out-of-pocket expenses incurred in attending meetings. There are no family relationships among any of the executive officers or directors of the Company.

     Until September 1998, under Part II of the Company's Amended and Restated 1995 Stock Plan (the "1995 Plan"), non-employee directors of the Company were eligible to receive an annual formula grant of Non-qualified Options. Part II of the 1995 Plan provided for the automatic grant of an option to purchase up to 15,000 shares of Common Stock on the first business day of July of each year to each non-employee director depending upon attendance by such non-employee director at meetings of the Board and committees thereof during the prior year. The exercise price of Non-qualified Options granted under Part II is 100% of the fair market value of the Company's Common Stock on the date of grant as defined in the 1995 Plan. Non-qualified Options granted to non-employee directors pursuant to Part II of the 1995 Plan were transferable to family members or other persons for estate planning purposes. All Non-qualified options granted under Part II of the Plan are exercisable in three equal vesting periods unless a change of control of the Company occurs in which case they become fully exercisable immediately.

     In September 1998, the Board voted to amend the 1995 Plan to eliminate Part
II. The Board then adopted a policy which provides for discretionary grants of Non-qualified Options to non-employee directors at each regularly scheduled meeting of the Board of Directors. Consistent with the formula provisions previously in effect, the number of options granted under the new policy is determined by such non-employee director's attendance at meetings of the Board and committees thereof, with an annual limitation of options to purchase 15,000 shares per director. In addition, each non-employee director was granted an additional option to purchase 2,000 shares of Common Stock in September 1998. All of the options described above vest in three equal annual installments commencing on the first anniversary of the date of grant and the exercise price of all such options is 100% of the fair market value of the Company's Common Stock on the date of grant as defined in the Plan.

MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board met eight times and took action by unanimous written consent two times during the fiscal year ended June 30, 1998. The Board has a standing Audit Committee, Stock Option Committee and Compensation Committee. The Audit Committee, which oversees the accounting and financial functions of the Company, met two times during the fiscal year ended June 30, 1998. Messrs. Callow and Saalfield are the current members of the Audit Committee. The Stock Option Committee of the Company, which reviews and approves option grants and administers the Company's stock option plans, took action by unanimous written consent ten times during the fiscal year ended June 30, 1998. Messrs. Callow and Saalfield are the current members of the Stock Option Committee. The Compensation Committee of the Company, which reviews and makes recommendations concerning executive compensation, did not meet during the fiscal year ended June 30, 1998. Messrs. Callow and Fortune are the current members of the Compensation Committee.

     During the fiscal year ended June 30, 1998, all of the Company's directors attended at least seventy-five percent of the total number of meetings of the Board and at least seventy-five percent of the total number of meetings of all committees of the Board on which they served.

EXECUTIVE OFFICERS

     Executive officers serve at the discretion of the Board on an annual basis and serve until their successors have been duly elected and qualified or until their earlier resignation or removal. The current executive officers of the Company are as follows:

                    NAME                       AGE                POSITION(S)
                    ----                       ---                -----------
Josef H. von Rickenbach......................  43   President, Chief Executive Officer and
                                                    Chairman of the Board
William T. Sobo, Jr..........................  41   Senior Vice President, Chief Financial
                                                    Officer, Treasurer and Clerk
James M. Karis...............................  50   President, Contract Research Services
                                                    and Chief Operating Officer
Barry R. Philpott............................  49   President, PAREXEL Consulting Group
A. Joseph Eagle..............................  51   President, Medical Marketing Services
                                                    and Managing Director, PAREXEL MMS
                                                    Europe Limited
Paule Dapres, M.D............................  53   Senior Vice President
Taylor J. Crouch.............................  38   Senior Vice President

     WILLIAM T. SOBO, JR. is responsible for all financial activities of the Company as well as corporate development and administrative activities in North America. Prior to joining PAREXEL in 1987, Mr. Sobo was a supervisor at Coopers & Lybrand in the emerging business/middle market group and also served as the controller for a regional financial consulting firm. Mr. Sobo is a Certified Public Accountant and received an M.B.A. from Boston University and a B.S. from the Wharton School at the University of Pennsylvania.

     JAMES M. KARIS is responsible for the general management of the Company's worldwide clinical research operations, including proposal preparation, contract negotiations and account management. Prior to joining PAREXEL in December 1996, Mr. Karis served in several senior management positions, most recently as Chief Operating Officer of Pharmaco International Inc. Prior to that, Mr. Karis served as President of KMR Group, Inc. Mr. Karis holds an M.A. in Economics from The American University and a B.S. in industrial management and economics from Purdue University.

     BARRY R. PHILPOTT is responsible for the general management of PAREXEL's Consulting Group and also coordinates the Company's corporate development and administrative activities in Europe. Prior to joining PAREXEL in 1993, Mr. Philpott served in several senior management positions with EG&G Inc., a diversified technology company based in Massachusetts, most recently as General Manager of its Worldwide Optical & Analytical Division. Previous to this position he was the President and Managing Director of EG&G Applied Research Corp.

     PAULE DAPRES, M.D. is responsible for the Company's clinical research operations. Prior to joining PAREXEL in 1992 as general manager of the Company's French operations, Dr. Dapres served in several senior management positions at Schering Plough, Inc. Dr. Dapres received her M.D. degree from the University of Paris.

     TAYLOR J. CROUCH is responsible for the Company's worldwide client relations and marketing activities. Prior to joining PAREXEL's operations in Germany as Vice President, Client Relations and Marketing in 1991, Mr. Crouch served in several senior management positions, most recently as Marketing Operations Manager, at Schering-Plough, Inc. in Germany. Mr. Crouch received an M.B.A. from the University of Chicago.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No executive officer of the Company served as a member of the Compensation Committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a director of the Company.

EXECUTIVE COMPENSATION

     The following table sets forth certain information with respect to the annual and long-term compensation paid or accrued by the Company for services rendered to the Company, in all capacities, for the past three fiscal years by its Chief Executive Officer (the "CEO") and the four other most highly compensated executive officers other than the CEO, in each case whose total salary and bonus exceeded $100,000 (collectively, the "Named Executive Officers"). The Company did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts during the fiscal years 1998, 1997 or 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG-TERM
                                                                                            COMPENSATION
                                                                                            ------------
                                                                                               AWARDS
                                                            ANNUAL COMPENSATION             ------------
                                                   -------------------------------------     SECURITIES
               NAME AND                  FISCAL                             OTHER ANNUAL    UNDERLYING/      ALL OTHER
          PRINCIPAL POSITION              YEAR     SALARY(1)     BONUS      COMPENSATION      OPTIONS       COMPENSATION
          ------------------             ------    ---------     -----      ------------    -----------     ------------
Josef H. von Rickenbach................   1998     $350,252     $ 35,938      $ 5,124(2)       60,000         $ 7,412(3)
  President, Chief Executive Officer      1997      255,208      160,626(7)     4,302(2)            0           9,945(9)
  and Chairman                            1996      199,188            0        5,114(2)      100,000          38,825

James M. Karis.........................   1998     $264,231     $104,000           --          30,000         $ 7,664(4)
  President, Contract Research            1997      115,455       44,000           --          15,000           3,000(5)
  Services and Chief Operating            1996           --           --           --          70,000              --
  Officer

Barry R. Philpott......................   1998     $214,955     $ 27,461      $13,264(2)       30,000         $19,392(5)
  President, PAREXEL Consulting           1997      193,860       97,334        9,305(2)            0          15,509(5)
  Group                                   1996      162,530       50,694       12,151(2)       30,000          13,002

Taylor J. Crouch.......................   1998     $177,695     $160,690           --          27,500         $ 2,941(5)
  Senior Vice President                   1997      130,000      159,275(8)        --               0           3,553(5)
                                          1996      150,968       16,171           --          24,000           3,570

William T. Sobo, Jr....................   1998     $225,252     $ 17,500           --          30,000         $11,791(6)
  Senior Vice President,                  1997      175,000       73,750           --               0           3,618(5)
  Chief Financial Officer,                1996      144,750       61,500           --          60,000          11,184
  Treasurer and Clerk

---------------
(1) Includes commissions, if any.

(2) Automobile allowance.

(3) Includes $3,000 in contributions to defined benefit plans and $4,412 for unused paid vacation.

(4) Includes $3,000 in contributions to defined benefit plans, $1,298 for unused paid vacation and $3,366 for relocation expenses.

(5) Contributions to defined benefit plans.

(6) Includes $3,000 in contributions to defined benefit plans and $8,791 for unused paid vacation.

(7) Amount includes $70,000 earned in fiscal 1996 but paid in fiscal 1997.

(8) Amount includes $84,436 earned in fiscal 1996 but paid in fiscal 1997.

(9) Includes $3,087 in contributions to defined contribution plans and $6,858 for unused paid vacation.

EMPLOYMENT AGREEMENTS

     The Company and James M. Karis are parties to a letter agreement of employment dated December 30, 1996. Mr. Karis' current annual base salary is $264,000. The agreement provides that the Company will continue to pay Mr. Karis' base salary for six months if Mr. Karis is terminated by the Company other than for cause.

     The Company and Barry R. Philpott are parties to a letter agreement of employment dated July 6, 1993. Mr. Philpott's current annual base salary is L130,000 (approximately $215,000). The Company may terminate Mr. Philpott's employment upon two months' notice and upon payment of severance benefits equal to one month's base salary per full year of service, with a maximum payment equal to six months' base salary.

     DR. HERRMANN entered into a letter agreement of employment with the Company effective July 1, 1997 which was amended on April 1, 1998. This agreement provides for an annual base salary of $92,800. In addition, Dr. Herrmann and PAREXEL GmbH are parties to an employment agreement dated June 30, 1993 and amended effective July 1, 1997 and April 1, 1998. This agreement provides for an annual base salary of approximately DM 144,000 (approximately $80,000).

     PAREXEL MMS Europe Limited, formerly PPS Europe Limited, a subsidiary of the Company, and A. Joseph Eagle are parties to a letter agreement of employment dated April 17, 1998. Mr. Eagle's current annual base salary is L130,000 (approximately $215,000). The Company may terminate the agreement and Mr. Eagle's employment upon twelve months notice and upon payment of Mr. Eagle's salary, bonus and other benefits until the expiration of such twelve month period. The agreement terminates immediately in the event Mr. Eagle is terminated for cause.

     The executive officers of the Company are bound by the terms of a Key Employee Confidentiality and Invention Agreement, pursuant to which confidential information proprietary to the Company obtained during the term of employment by the Company may not be disclosed by the employee during or subsequent to such term of employment, and pursuant to which the employee agrees not to compete with the business of the Company during and for one year subsequent to the term of employment.

OPTIONS AND STOCK PLANS

  Option Grants.

     The following table sets forth information concerning options granted pursuant to the 1995 Plan during the fiscal year ended June 30, 1998 to the Named Executive Officers as reflected in the Summary Compensation Table above.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                  INDIVIDUAL GRANTS
                               -------------------------------------------------------
                                              PERCENT OF
                                                TOTAL                                    POTENTIAL REALIZABLE VALUE
                                              OPTIONS OR                                  AT ASSUMED ANNUAL RATES
                                NUMBER OF        SARS                                          OF STOCK PRICE
                                SECURITIES    GRANTED TO                                      APPRECIATION FOR
                                UNDERLYING    EMPLOYEES     EXERCISE OR                        OPTION TERM(1)
                               OPTIONS/SARS   IN FISCAL      BASE PRICE     EXPIRATION   --------------------------
            NAME                 GRANTED       YEAR(2)      PER SHARE(3)       DATE          5%             10%
            ----               ------------   ----------   --------------   ----------   ----------      ----------
Josef H. von Rickenbach......     30,000(4)      5.9%          $31.75         7/2/05       206,821         307,775
                                  30,000(5)                     26.88         6/5/06       424,821         632,187

James M. Karis...............     15,000(4)      3.0%          $31.75         7/2/05       103,410         153,888
                                  15,000(5)                     26.88         6/5/06       212,411         316,094

Barry R. Philpott............     15,000(4)      3.0%          $31.75         7/2/05        86,175         128,240
                                  15,000(5)                     26.88         6/5/06       212,411         316,094

Taylor J. Crouch.............     12,500(4)      2.7%          $31.75         7/2/05       103,410         153,888
                                  15,000(5)                     26.88         6/5/06       212,411         316,094

William T. Sobo, Jr..........     15,000(4)      3.0%          $31.75         7/2/05       103,410         153,888
                                  15,000(5)                     26.88         6/5/06       212,411         316,094

---------------
(1) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation of the Company's Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission (the "Commission") and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercises and the future performance of the Company's Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

(2) Based on an aggregate of 1,011,495 shares subject to options granted in the fiscal year ended June 30, 1998 to employees of the Company.

(3) The exercise price per share was equal to the fair market value of the Company's Common Stock as defined in 1995 Plan.

(4) 40% of option exercisable over time; 10% on each anniversary date of grant. 30% of option exercisable after 5 years from date of grant, or earlier dependent on threshold shareholder return, as defined in option agreement. 30% of option exercisable after 5 years from date of grant, or earlier dependent on threshold earnings per share, as defined in option agreement.

(5) Exercisable in four equal annual installments.

     Option Exercises and Fiscal Year-End Option Table. The following table sets forth certain information concerning options granted to the Named Executive Officers, including (i) the number of shares of Common Stock purchased upon exercise of options in the fiscal year ended June 30, 1998; (ii) the net value realized upon such exercise; (iii) the number of unexercised stock options outstanding as of June 30, 1998; and (iv) the value of such unexercised options at June 30, 1998.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                                                         VALUE OF UNEXERCISED,
                                                         NUMBER OF UNEXERCISED                IN-THE-MONEY
                             SHARES                            OPTIONS AT                  OPTIONS AT FISCAL
                            ACQUIRED       VALUE            FISCAL YEAR-END                   YEAR-END (2)
                               ON         REALIZED    ----------------------------    ----------------------------
NAME                       EXERCISE(#)     ($)(1)     EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                       -----------    --------    -----------    -------------    -----------    -------------
Josef H. von
  Rickenbach.............        --            --       76,000          84,000        $2,014,500       $846,750
James M. Karis...........        --            --       21,000          79,000           220,500        726,300
Taylor J. Crouch.........    12,000       371,812       10,000          41,500           198,750        469,563
Barry R. Philpott........    10,500        71,641       10,500          51,000           213,188        688,250
William T. Sobo, Jr......    20,000       567,813       28,000          42,000           718,500        423,375

---------------
(1) Amounts disclosed in this column do not reflect amounts actually received by the Named Executive Officers but are calculated based on the difference between the fair market value of Common Stock on the date of exercise and exercise price of the options. Named Executive Officers will receive cash only if and when they sell the Common Stock issued upon exercise of the options and the amount of cash, if any, received by such individuals is dependent on the price of the Company's Common Stock at the time of such sale.

(2) Value is based on the difference between the option exercise price and the fair market value at June 30, 1998, the fiscal year-end ($36.375 per share as quoted on the Nasdaq National Market) multiplied by the number of shares underlying the option.

     Stock Plans. The Company currently maintains three stock ownership plans: the Amended and Restated 1995 Stock Plan, the 1995 Employee Stock Purchase Plan and the 1998 Non-Qualified, Non-Officer Stock Option Plan.

     Amended and Restated 1995 Stock Plan. The Amended and Restated 1995 Stock Plan (the "1995 Plan") was adopted by the Board of Directors of the Company on September 14, 1995 and approved by the stockholders on November 3, 1995. The Board of Directors twice approved amendments to the 1995 Plan: (i) on July 8, 1997, which amendments became effective upon shareholder approval on November 13, 1997, and (ii) on September 24, 1998. The 1995 Plan currently authorizes the grant of Stock Rights to acquire 2,438,334 shares of Common Stock.

     The 1995 Plan provides for the grant of incentive stock options ("ISOs") to officers and other employees of the Company and the grant of options not eligible for ISO treatment ("Non-qualified Options") and stock awards ("Awards)," together with ISOs and Non-qualified Options, ("Stock Rights")) to employees, consultants, directors and officers of the Company. The 1995 Plan is administered by the Stock Option Committee or the Board of Directors. The Stock Option Committee has the authority to determine the persons to whom Stock Rights shall be granted (subject to certain eligibility requirements for grants of ISOs), the number of shares covered by each such grant, in respect to ISOs, Non-qualified Options, and Purchases, the exercise of purchase price per share, the time or times at which Stock Rights shall be granted, and other terms and provisions governing the Stock Rights, including the nature of such Stock Right as an ISO, Non-qualified Option, Award, or Purchase, as well as the restrictions, if any, applicable to shares of Common Stock issuable upon exercise of Stock Rights. In addition, the Stock Option Committee has authority to determine the duration of each option, which generally is not more than eight years from its date of grant, or in the case of any ISO granted to an employee owning more than 10% of the total combined voting power of all classes of stock of the Company or any Related Company, not more that five years from its date of grant.

     The exercise price per share of Non-qualified Options granted pursuant to the 1995 Plan shall in no event be less than the minimum legal consideration required under the laws of the Commonwealth of Massachusetts or the laws of any jurisdiction in which the Company or its successors in interest may be organized. If the Stock Option Committee grants Non-qualified Options with an exercise price less than fair market value per share of Common Stock on the date of grant, such grant will be submitted for, and will be contingent upon shareholder approval. The exercise price per share of ISOs granted under the 1995 Plan cannot be less than the fair market value of the Common Stock on the date of grant, or, in the case of ISOs granted to employees holding more than 10% of the total combined voting power of all classes of stock of the Company or any Related Company, 110% of the fair market value of the Common Stock on the date of grant.

     If an ISO optionee ceases to be employed by the Company or any Related Company other than by reason of death or disability, no further installments of his or her ISOs will become exercisable, and the ISOs shall terminate after the passage of 60 days from the date of termination of employment (but not later than their specified expiration dates), except to the extent that such ISOs shall have been converted into Non-qualified Options. If an optionee dies, any ISO held by the optionee may be exercised, to the extent exercisable on the date of death, by the optionee's estate, personal representative or beneficiary who acquires the ISO by will or by the laws of descent and distribution, at any time within 180 days from the date of the optionee's death (but not later than the specified expiration date of the ISO). If an ISO optionee ceases to be employed by the Company by reason of his or her disability (as defined in Section 22(e)(3) of the Code), the optionee may exercise any ISO held by him or her on the date of termination of employment, to the extent exercisable on that date or at any time within 180 days from the date of termination of employment (but not later than the specified expiration date of the ISO).

     Non-qualified Options generally are subject to such termination and cancellation provisions as may be determined by the Stock Option Committee. Non-qualified Options granted to non-employee directors will terminate, to the extent not then vested, when such non-employee director ceases to be a member of the Board. To the extent vested, the Non-qualified Option may be exercised within 270 days of the date the optionee ceases to be a member of the Board. Such Non-qualified Options granted to non-employee directors shall terminate entirely after 270 days have expired. Upon a Change of Control (as defined in the 1995 Plan), any then-unexercisable portion of an option granted to non-employee directors shall become immediately and fully exercisable.

     Stock Rights may be granted under the 1995 Plan at any time prior to September 14, 2005, unless the Board of Directors votes to terminate the 1995 Plan sooner. As of the Record Date, options to purchase 1,687,000 shares of Common Stock were outstanding under the 1995 Plan, of which 332,000 shares were then exercisable and 595,000 shares remained available for grant.

     At the September 1998 meeting of the Board of Directors of the Company, the Board eliminated Part II of the 1995 Plan which provided for the automatic non-discretionary formula grant of options to non-employee directors. The Board voted to grant options to non-employee directors under Part I of the 1995 Plan at each regularly scheduled board meeting (approximately 4-5 times per year). The amount of options granted to each non-employee director at each board meeting will be dependent upon the number of board and committee meetings attended by that director during the period commencing on the day following the prior regularly scheduled board meeting up to and including the regularly scheduled board meeting at which the options are being granted. The exercise price of all option grants to non-employee directors shall be the fair market value of the Company's Common Stock as defined in Section 14(D) of the 1995 Plan (i.e., the last reported sale price for the Common Stock on Nasdaq on the last business day preceding the date of grant).

     At a meeting of the Board in September 1998, each non-employee director was granted an option for 2,000 shares of stock in addition to any options each non-employee director was granted based on board and committee meeting attendance. The options granted in September will vest in three equal annual installments.

     1995 Employee Stock Purchase Plan. The 1995 Employee Stock Purchase Plan (the "1995 Purchase Plan") was adopted by the Board of Directors of the Company on September 14, 1995 and was approved by the stockholders on November 3, 1995. The 1995 Purchase Plan provides for the issuance of a maximum of 600,000 shares of Common Stock pursuant to the exercise of nontransferable options granted to participating employees. Presently, 312,503 shares are available for future issuance under the 1995 Purchase Plan. The 1995 Purchase Plan is intended to encourage stock ownership by all eligible employees of the Company so that they may share in the growth of the Company and designed to encourage eligible employees to remain in the employ of the Company. It is intended that options granted pursuant to the 1995 Purchase Plan will constitute options pursuant to an "employee stock purchase plan" within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code").

     The 1995 Purchase Plan is administered by the Stock Option Committee. All employees of the Company, except employees who immediately after the option was granted would own five percent or more of the Company's voting stock, whose customary employment is more than 20 hours per week and for more than five months in any calendar year are eligible to participate in the 1995 Purchase Plan. To participate in the 1995 Purchase Plan, an eligible employee must authorize the Company to deduct an amount (not less than one percent nor more than ten percent of a participant's total compensation) from his or her total compensation, including base pay or salary and any bonuses or commissions, generally during six-month periods from September 1 to the last day of February and from March 1 to August 31 of each calendar year (each a "Payment Period"), but in no case shall an employee be entitled to purchase more than 1,000 shares in any Payment Period. Any excess is refunded to the employee to the extent the 1,000 share limit is exceeded. The exercise price for the option for each Payment Period is 85% of the lesser of the average market price of the Common Stock on the first or last business day of the Payment Period. If an employee is not a participant on the last day of the Payment Period, such employee is not entitled to exercise his or her option, and the amount of his or her accumulated payroll deductions will be refunded. An employee's rights under the 1995 Purchase Plan generally terminate upon his or her voluntary withdrawal from the plan at any time or upon termination of employment. To date, options to purchase 287,497 shares of Common Stock have been exercised pursuant to the 1995 Purchase Plan. As of September 18, 1998, 928 employees were participating in the 1995 Purchase Plan. Unless terminated sooner, the 1995 Purchase Plan shall terminate on September 14, 2005.

     1998 Non-Qualified, Non-Officer Stock Option Plan. The 1998 Non-Qualified, Non-Officer Stock Option Plan (the "1998 Plan") was adopted by the Board of Directors of the Company on February 26, 1998. The 1998 Plan currently authorizes the grant of Non-qualified Options to acquire 500,000 shares of Common Stock.

     The 1998 Plan provides for the grant of non-qualified stock options to employees and consultants who are not officers or directors of the Company. The 1998 Plan is administered by the Stock Option Committee of the Board of Directors, which consists of two directors. The 1998 Plan was adopted by the Board in order to provide the Company with the ability to offer stock options to employees of potential acquisition candidates as part of the Company's overall acquisition strategy. The stock options would be granted in order to provide an incentive for such employees to continue their employment after such an acquisition and aid the Company in retaining qualified and important employees. The Plan also allows for the grant of options to existing employees of the Company. However, according to the terms of the Plan, no options may be granted to officers or directors of the Company regardless of whether or not they are or will become an employee.

     Subject to the provisions of the 1998 Plan, the Stock Option Committee has authority to select the optionees and determine the terms of the stock options granted, including (i) the time or times at which stock options shall be granted; (ii) the number of shares covered by each grant; (iii) when the stock option becomes exercisable; (iv) the exercise price per share; (v) whether transfers of options to family members or other persons for estate planning purposes will be permitted; and (vi) the restrictions, if any, applicable to shares of Common Stock issuable upon the exercise of stock options.

     Stock options may be granted under the 1998 Plan at any time prior to February 26, 2008, unless the Board of Directors votes to terminate the 1998 Plan sooner. As of the Record Date, options to purchase 167,585 shares of Common Stock were outstanding under the 1998 Plan, of which 112,085 shares were then exercisable and 309,510 shares remained available for grant.

     Federal Income Tax Consequences. THE FOLLOWING DISCUSSION OF UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE ISSUANCE AND EXERCISE OF OPTIONS GRANTED UNDER THE 1995 PLAN, THE 1995 PURCHASE PLAN AND THE 1998 PLAN, AND OF CERTAIN OTHER RIGHTS GRANTED UNDER THE 1995 PLAN, IS BASED UPON THE PROVISIONS OF THE CODE AS IN EFFECT ON THE DATE OF THIS PROXY STATEMENT, CURRENT REGULATIONS, AND EXISTING ADMINISTRATIVE RULINGS OF THE INTERNAL REVENUE SERVICE. IT IS NOT INTENDED TO BE A COMPLETE DISCUSSION OF ALL OF THE FEDERAL INCOME TAX CONSEQUENCES OF THESE PLANS OR OF THE REQUIREMENTS THAT MUST BE MET IN ORDER TO QUALIFY FOR THE DESCRIBED TAX TREATMENT.

     A. Incentive Stock Options. The following general rules are applicable under current United States federal income tax law to ISOs granted under the 1995 Plan:

          1. In general, an optionee will not recognize any income upon the grant of an ISO or upon the issuance of shares to him or her upon the exercise of an ISO, and the Company will not be entitled to a federal income tax deduction upon either the grant or the exercise of an ISO.

          2. If shares acquired upon exercise of an ISO are not disposed of within (i) two years from the date the ISO was granted or (ii) one year from the date the shares are issued to the optionee pursuant to the ISO exercise (the "Holding Period"), the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as capital gain or loss to the optionee.

          3. If shares acquired upon exercise of an ISO are disposed of and the optionee does not satisfy the Holding Periods (a "Disqualifying Disposition"), then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or (ii) the actual gain on disposition, will be taxed to the optionee as ordinary income in the year of such disposition.

          4. The difference between the amount realized by an optionee as the result of a Disqualifying Disposition and the sum of (i) the exercise price and (ii) the amount of ordinary income recognized under the above rules, if any, generally will be treated as capital gain or loss.

          5. In any year that an optionee recognizes ordinary income on a Disqualifying Disposition of shares acquired upon exercise of an ISO, the Company generally will be entitled to a corresponding federal income tax deduction.

          6. An optionee may be entitled to exercise an ISO by delivering shares of the Company's Common Stock to the Company in payment of the exercise price, if the optionee's ISO agreement so provides. If an optionee exercises an ISO in such fashion, special rules will apply.

          7. In addition to the tax consequences described above, the exercise of an ISO may result in an "alternative minimum tax." In general, the amount by which the value of the shares received upon exercise of the ISO exceeds the exercise price is included in the optionee's alternative minimum taxable income. A taxpayer is required to pay the higher of his regular tax liability or the alternative minimum tax. A taxpayer who pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against his or her regular tax liability in later years.

          8. Special rules apply if the shares acquired upon the exercise of an ISO are subject to vesting, or are subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

     B. Non-Qualified Stock Options. The following general rules are applicable under current United States federal income tax law to options granted under the 1995 Plan which do not qualify as ISOs, and to all options granted under the 1998 Plan:

          1. In general, an optionee will not recognize any income upon the grant of a Non-qualified Option, and the Company will not be entitled to a federal income tax deduction upon such grant.

          2. An optionee generally will recognize ordinary income at the time of exercise of the Non-qualified Option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. The Company may be required to withhold income tax on this amount.

          3. When an optionee sells the shares acquired upon the exercise of a Non-qualified Option, he or she generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the shares (generally, the exercise price plus the amount taxed to the optionee as ordinary income).

          4. When an optionee recognizes ordinary income attributable to a Non-qualified Option, the Company generally will be entitled to a corresponding federal income tax deduction.

          5. An optionee may be entitled to exercise a Non-qualified Option by delivering shares of the Company's Common Stock to the Company in payment of the exercise price. If an optionee exercises a Non-qualified Option in such fashion, special rules will apply.

          6. Special rules apply if the shares acquired upon the exercise of a Non-qualified Option are subject to vesting, or are subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

     C. Stock Awards and Purchases. The following general rules are applicable under current federal income tax law to Awards and Purchases (each as defined below) under the 1995 Plan:

     Under current federal income tax law, persons receiving Common Stock under the 1995 Plan pursuant to an award of Common Stock ("Award") or a grant of an opportunity to purchase Common Stock ("Purchase") generally will recognize ordinary income equal to the fair market value of the shares received reduced by any purchase price paid. The Company generally will be entitled to a corresponding federal income tax deduction. When such shares are sold, the seller generally will recognize capital gain or loss equal to the excess of the amount realized upon the sale of shares over his or her basis in the shares (generally, the fair market value of the Shares when acquired). Special rules apply if the shares acquired are subject to vesting, or are subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

     D. Options Granted under the 1995 Employee Stock Purchase Plan. The following general rules are currently applicable under current United States federal income tax law to options under the 1995 Purchase Plan:

          1. The amounts deducted from an employee's pay under the 1995 Purchase Plan will be included in the employee's compensation subject to federal income tax. In general, no additional income will be recognized by the employee either at the time options are granted pursuant to the 1995 Purchase Plan or at the time the employee purchases shares pursuant to the 1995 Purchase Plan.

          2. If the employee disposes of shares purchased pursuant to the 1995 Purchase Plan more than two years after the first business day of the Payment Period in which the employee acquired the shares, then upon such disposition the employee will recognize ordinary income in an amount equal to the lesser of:

             (a) the excess, if any, of the fair market value of the shares at the time of disposition over the amount the employee paid for the shares, or

             (b) the excess of the fair market value of the shares on the first business day of the Payment Period over the option price.

     In addition, the employee generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of shares and the employee's tax basis in the shares (generally, the amount the employee paid for the shares plus the amount, if any, taxed as ordinary income).

          3. If the employee disposes of shares purchased pursuant to the 1995 Purchase Plan within two years after the first business day of the Payment Period in which the employee acquired the shares, then upon disposition the employee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on the last business day of the Payment Period over the amount the employee paid for the shares.

          In addition, the employee generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of shares and the employee's tax basis in the shares (generally, the amount the employee paid for the shares plus the amount, if any, taxed as ordinary income).

          4. If the employee disposes of shares purchased pursuant to the 1995 Purchase Plan more than two years after the first business day of the Payment Period in which the employee acquired the shares, the Company will not be entitled to any federal income tax deduction with respect to the options granted or the shares issued upon their exercise. If the employee disposes of such shares prior to the expiration of this two-year holding period, the Company generally will be entitled to a federal income tax deduction in an amount equal to the amount which is treated as ordinary income as a result of such disposition.

STOCK PERFORMANCE GRAPH

     The Stock Price Performance Graph set forth below compares the cumulative total stockholder return on the Company's Common Stock from November 22, 1995, the date of the Company's initial public offering, through June 30, 1998, with the cumulative total return of the Nasdaq U.S. Stock Index and the Nasdaq Health Services Index over the same period. The comparison assumes $100 was invested on November 22, 1995 in the Company's Common Stock, in the Nasdaq U.S. Stock Index and in the Nasdaq Health Services Index and assumes reinvestment of dividends, if any.

                       SHAREHOLDER RETURN ON COMMON STOCK

                              [PERFORMANCE GRAPH]
                                              November 22, 1995    June 30, 1998
PAREXEL International Corporation                   $100               $378
Nasdaq U.S. Stock Index                              100                188
Nasdaq Health Services Index                         100                112

     The stock price performance shown on the graph above is not necessarily indicative of future price performance. Information used in the graph was obtained from The Nasdaq Stock Market, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE
COMPENSATION

     Overview. The Company's executive compensation program is administered by the Compensation Committee and the Stock Option Committee of the Board of Directors (the "Compensation Committee" and "Stock Option Committee," respectively, and "Committees," collectively). Pursuant to authority delegated by the Board of Directors, the Compensation Committee establishes each year the non-equity compensation of senior management, reviews, as appropriate, other compensation standards of the Company and administers the Company's 401(k) Savings and Retirement Plan. The Stock Option Committee, pursuant to authority delegated by the Board of Directors, establishes each year the equity compensation of senior management, reviews, as appropriate, equity compensation standards of the Company, and administers the Company's 1986 Incentive Stock Option Plan, 1987 Stock Plan, 1989 Stock Plan, 1995 Plan, 1995 Purchase Plan and 1998 Plan.

     The members of the Compensation Committee and the Stock Option Committee, who are currently non-employee directors, bring expertise in matters relating to executive compensation to their service on the Committees gained through their experience on other Boards of Directors of public and private companies. The current members of the Compensation Committee are A. Dana Callow, Jr. and Patrick J. Fortune. The current members of the Stock Option Committee are Mr. Callow and James A. Saalfield.

     Procedure for Establishing Compensation. At the beginning of each fiscal year the Committees establish the annual compensation for the Company's executive officers based, in part, on recommendations of the Company's Chief Executive Officer. The Committees review the recommendations, taking into account the following factors: (i) external market data; (ii) the Company's performance; (iii) the individual's contribution to the Company's success; and
(iv) the internal equity of compensation levels among executive officers. In addition, in determining fiscal 1998 compensation levels, the Committees reviewed recommendations from a compensation consulting firm, including a survey of cash compensation and stock option awards at comparable companies.

     Tax Considerations. In general, under Section 162(m) of the Code, the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Company has considered the limitations on deductions imposed by Section 162(m) of the Code, and it is the Company's present intention that, for so long as it is consistent with its overall compensation objective, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of
Section 162(m) of the Code.

     Elements of Executive Compensation. The Company's compensation policy for executive officers is designed to achieve the following objectives: (i) to enhance profitability of the Company and align management's long-term interests with those of the stockholders; (ii) to reward executives consistent with the Company's annual and long-term performance goals; (iii) to recognize individual initiative and achievement; and (iv) to provide competitive compensation that will attract and retain qualified executives. Compensation under the executive compensation program is comprised of cash compensation in the form of salary and performance-based bonuses, long-term incentive opportunities in the form of stock options and various benefits, including medical, savings and insurance plans available to all employees of the Company.

     An executive officer's compensation package includes: (i) base salary, which is based upon the overall performance of the Company and external market data; (ii) annual performance-based compensation, which is based upon achievement of pre-determined financial objectives of the Company and individual objectives; and (iii) long-term incentive compensation, in the form of stock options, granted with the objective of aligning executive officers' long-term interests with those of the stockholders and encouraging the achievement of superior results over an extended period. In addition, the compensation program is comprised of various benefits, including medical, savings and insurance plans and the Company's 1995 Purchase Plan, which are generally available to all employees of the Company.

     Base Compensation. Base salaries for executive officers are targeted at competitive market levels for their respective positions, levels of responsibility and experience. In setting base cash compensation levels for executive officers, the Compensation Committee generally takes into account such factors as: (i) the Company's past financial performance and future expectations; (ii) the general and industry-specific business environment; (iii) the individual executive officer's base compensation in the prior year; (iv) periodic published surveys of base compensation at comparable companies; (v) corporate and individual performance; and (vi) recommendations from a compensation consulting firm. The Compensation Committee's review of the foregoing factors is subjective and the Compensation Committee assigns no fixed value or weight to any specific factors when making its decisions regarding the salary of executive officers.

     Performance-Based Compensation. The Company's performance-based compensation policies are designed to reward executive officers when the Company meets or exceeds pre-determined goals and are also based on various non-financial objectives such as the ability to recognize and pursue new business opportunities and initiate programs to enhance the Company's growth and success. Performance-based cash compensation is generally awarded based on formulas established by the Compensation Committee at the time salaries are fixed. Bonus formulas for each executive officer are based on the Company achieving specified objectives set forth in the Company's annual operating plan.

     In establishing performance bonus formulas for the Company's executive officers, the Compensation Committee considered: (i) the annual base compensation of each individual; (ii) individual performance; (iii) the actual performance of the Company as compared to projected performance under the Company's annual operating plan; (iv) the projected future performance of the Company; (v) the general business environment; and (vi) periodically published surveys of performance compensation at comparable companies. The Compensation Committee's review of the foregoing factors was subjective and the Compensation Committee did not assign a fixed value or weight to any specific factors when making its decisions regarding the salary of executive officers.

     Stock Options. Long-term incentive compensation, in the form of stock options, allows the executive officers to share in any appreciation in the value of the Company's Common Stock. The Board of Directors believes that stock option participation aligns executive officers' interests with those of its stockholders. When establishing stock option grant levels, the Stock Option Committee considered the existing levels of stock ownership, previous grants of stock options, vesting schedules of outstanding options, the current stock price and recommendations from an independent consulting firm. Stock options granted under the Company's stock plans generally have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. Stock options granted prior to June 1998 become exercisable as follows: (i) 40% over time (10% on each of the first four anniversaries of the date of grant); (ii) 30% on the fifth anniversary of the date of grant, or earlier if the Company achieves certain shareholder return levels specified in the option agreement; and (iii) 30% on the fifth anniversary of the date of grant, or earlier if the Company achieves certain earnings per share levels specified in the option agreement. In June 1998, the Board of Directors and the Compensation Committee decided to dispense with a vesting formula based on the Company's achievement of certain earnings per share levels and granted its executive officers stock options which become exercisable in four equal annual installments. Future option grants to executive officers of the Company shall be similarly exercisable.

     In awarding stock options, the Stock Option Committee generally reviews:
(i) the overall compensation package of each executive officer; (ii) periodically published surveys of stock option awards at comparable companies;
(iii) individual performance during the fiscal year in question; (iv) past financial performance and future expectations; and (v) recommendations from an independent consulting firm. For new executive officers, the Stock Option Committee also considers the general and industry-specific business environment and the expected contribution of the executive officer to the Company over the short and long-term.

     In the fiscal year ended June 30, 1998, each executive officer of the Company was awarded Non-qualified Options. In the aggregate, the executive officers were granted options to purchase 215,000 shares of Common Stock.

     CEO Compensation. Generally, Mr. von Rickenbach, the Company's President and Chief Executive Officer, may participate in the same compensation programs that are available to the Company's other executive officers and his compensation is reviewed annually in accordance with the policies applicable to other executive officers as described above. Mr. von Rickenbach's base salary for fiscal year 1998 was $350,252 and he received a cash bonus of $35,938. In addition to the achievement of performance targets in accordance with the Company's executive compensation policies, the Committee determined that Mr. von Rickenbach's 1998 compensation was justified because of the Company's strong financial performance in fiscal 1997. Specifically, the Committee noted: the 40.1% increase in the Company's revenues for fiscal 1997 compared to fiscal 1996, the achievement by the Company of financial and other performance objectives; and the successful completion in fiscal 1997 of seven strategic acquisitions. Mr. von Rickenbach received stock options to purchase 60,000 shares of Common Stock in fiscal 1998.

                         Respectfully submitted by the:

           Compensation Committee:                       Stock Option Committee:

             A. Dana Callow, Jr.                           A. Dana Callow, Jr.
              Patrick J. Fortune                            James A. Saalfield

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company has adopted a policy whereby all transactions between the Company and its officers, directors and affiliates will be on terms no less favorable to the Company than could be obtained from unrelated third parties and will be approved by a majority of the disinterested members of the Company's Board of Directors.

     Patrick J. Fortune, a director of the Company, is an executive officer at Monsanto Company. The Company earned net revenues of approximately $25,200,000 for fiscal 1998 in connection with clinical trials management and biostatistical analysis as well as other drug development and consulting services provided to G.D. Searle & Co., a subsidiary of Monsanto Company.

                     RATIFICATION OF SELECTION OF AUDITORS

     The Board has selected the firm of PricewaterhouseCoopers LLP, independent accountants, to serve as auditors for the year ending June 30, 1999. PricewaterhouseCoopers LLP has served as the Company's auditors since 1992. The Board recommends a vote FOR ratification of this selection.

     It is expected that a member of the firm of PricewaterhouseCoopers LLP will be present at the Meeting, will have an opportunity to make a statement if so desired and will be available to respond to appropriate questions from the Company's stockholders.

     The ratification of this selection is not required under the laws of the Commonwealth of Massachusetts, where the Company is incorporated, but the results of this vote will be considered by the Board in selecting auditors for future fiscal years.

                                 OTHER MATTERS

     The Board does not intend to bring any matters before the Meeting other than those specifically set forth in the Notice of Annual Meeting and it knows of no matters to be brought before the meeting by others. If any other matters properly come before the Meeting, it is the intention of the persons named in the accompanying proxies to vote such proxies in accordance with the judgment of the Board.

                            SECTION 16(A) BENEFICIAL
                         OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater-than-ten percent stockholders are required by SEC regulation to furnish the Company will all Section 16 forms they file.

     Based solely on its review of the copies of such forms received by it, the Company believes that during the fiscal year ended June 30, 1998 all of its officers, directors and greater-than-ten-percent stockholders complied with all
Section 16(a) filing requirements.

                             STOCKHOLDER PROPOSALS

     The Company currently intends to hold its 1999 Annual Meeting of Stockholders during November 1999. Proposals of stockholders intended for inclusion in the Proxy Statement and form of proxy to be furnished to all stockholders entitled to vote at the Company's 1999 Annual Meeting of Stockholders must be received at the Company's principal executive offices not later than June 7, 1999. The deadline for providing timely notice to the Company of matters that stockholders otherwise desire to introduce at the 1999 Annual Meeting of Stockholders of the Company is August 20, 1999. In order to curtail any controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by certified mail, return receipt requested. Such stockholder proposals should be submitted to PAREXEL International Corporation, 195 West Street, Waltham, Massachusetts 02451,
Attention: Clerk.

                           EXPENSES AND SOLICITATION

     The cost of solicitation of proxies will be borne by the Company, and in addition to soliciting stockholders by mail through its regular employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have Common Stock registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by the Company's officers and employees may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation. The Company may retain a proxy solicitation firm to assist in the solicitation of proxies. The Company will bear all reasonable solicitation fees and expenses if such a proxy solicitation firm is retained.

                                                                      1462-PS-98

                                     PROXY

                       PAREXEL INTERNATIONAL CORPORATION

       PROXY FOR 1998 ANNUAL MEETING OF STOCKHOLDERS - NOVEMBER 12, 1998
                       SOLICITED BY THE BOARD OF DIRECTORS


The undersigned Stockholder of PAREXEL International Corporation, a Massachusetts corporation, revoking all prior proxies, hereby appoints Josef
H. von Rickenbach and William T. Sobo, Jr. and each of them, proxies, with full power of substitution, to vote all shares of Common Stock of PAREXEL International Corporation which the undersigned is entitled to vote at the 1998 Annual Meeting of Stockholders of the Company to be held at the Museum of Our National Heritage, 33 Marrett Road, Lexington, Massachusetts on November 12, 1998 at 3:00 p.m., local time, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated October 5, 1998, a copy of which has been received by the undersigned, and in their discretion upon any other business that may properly come before the meeting or any adjournments thereof. Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE PROPOSAL IN
ITEM 2.


-------------                                                  ----------------
 SEE REVERSE      CONTINUED AND TO BE SIGNED ON REVERSE SIDE     SEE REVERSE
     SIDE                                                            SIDE
-------------                                                  ----------------


     PLEASE MARK
[X]  VOTES AS IN
     THIS EXAMPLE.

     1. To elect two (2) Class III Directors to serve for three year terms.
                                                                                                              FOR   AGAINST  ABSTAIN
           NOMINEE:                                                          2. To ratify the selection of
           Josef H. von Rickenbach                                              PricewaterhouseCoopers LLP    [  ]    [  ]     [  ]
             FOR        WITHHELD                                                as auditors for the fiscal
            [  ]          [  ]                                                  year ending June 30, 1999.


           NOMINEE:
           A. Dana Callow, Jr.
             FOR        WITHHELD
            [  ]          [  ]                                                                                   MARK HERE
                                                                                                                FOR ADDRESS    [  ]
                                                                                                                 CHANGE AND
                                                                                                                NOTE AT LEFT



                                                                             THIS PROXY SHOULD BE DATED AND SIGNED BY THE
                                                                             STOCKHOLDER(S) EXACTLY AS HIS OR HER NAME
                                                                             APPEARS HEREON AND RETURNED PROMPTLY IN
                                                                             THE ENCLOSED ENVELOPE. PERSONS SIGNING IN A
                                                                             FIDUCIARY CAPACITY SHALL SO INDICATE. IF
                                                                             SHARES ARE HELD BY JOINT TENANTS OR AS
                                                                             COMMUNITY PROPERTY, BOTH SHOULD SIGN.


Signature:__________________________________ Date: ________________ Signature: ______________________________ Date: ________________
